Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares National AMT-Free Muni Bond ETF (ISHMUNI) iShares New York AMT-Free Muni Bond ETF (ISHNY)
BlackRock Allocation Target Shares : Series E Portfolio
(BATSE)
BlackRock Municipal Income Investment Trust (BBF)
BlackRock New York Municipal Income Trust II (BFY)
BlackRock Municipal Bond Investment Trust (BIE)
BlackRock New York Municipal Income Trust (BNY)
BlackRock National Municipal Fund of Blackrock Municipal
Bond Fund, Inc. (BR-NATL)
BlackRock New York Municipal Opportunities Fund of
BlackRock Multi-State Mu (BR-NYMO)
BlackRock Strategic Municipal Trust (BSD)
BlackRock Long-Term Municipal Advantage Trust (BTA)
BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
BlackRock MuniYield New York Quality Fund, Inc. (MYN)
BlackRock New York Municipal Bond Trust (BQH)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
02-19-2016

Security Type:
BND/MUNI


Issuer
Metropolitan Transpotation Authority
Transportation Revenue Green Bonds Series
2016A

Selling
Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[x] PNC Capital markets, LLC
[ ]

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Jefferies & Company, Inc.,
Morgan Stanley & Co. LLC, Citigroup Global
Markets Inc., J.P. Morgan Securities LLC,
RBC Capital Markets, Wells Fargo
Securities, LLC, Samuel A. Ramirez &
Company, Inc, Drexel Hamilton, LLC, Stern
Brothers & Co., Goldman, Sachs & Co., Loop
Capital Markets LLC, Siebert Brandforf
Shank & Co., LLC, Academic Securities
Inc., Cabrera Capital Markets, LLC,
Fidelity Capital Markets, M&T Securities,
Inc., Piper Jaffray & Co., Rice Financial
Products Company, TD Securities (USA) LLC,
Barclays Capital Inc, Duncan  Williams,
Inc., Janney Montogomery Scott, Mesirow
Financial, Inc., PNC Capital Markets LLC,
Roosevelt & Cross, Incorporated, U.S.
Bancorp Investments, Inc., BNY Mellon
Capital Markets, Estrada Hinojosa &
Company, Inc., KeyBanc Capital Markets
Inc., Oppenheimer & Co., Raymond James,
Stifel, The Williams Capital Group, L.P


Transaction Details

Date of Purchase
02-19-2016


Purchase
Price/Share
(per share / %
of par)
$115.576
(3.43)
$103.564
(3.58)

Total
Commission,
Spread or
Profit
0.487%


1.	Aggregate Principal Amount Purchased
(a+b)
$130,355,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$107,500,000

b. Other BlackRock Clients
$22,855,000

2.	Aggregate Principal Amount of
Offering
$782,520,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.1666



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
02-25-2016

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
02-25-2016

Global Syndicate Team Member